SUPPLEMENT TO CUSTODY AGREEMENT

                                                     Date: January 28, 1998



Boston Safe Deposit and Trust Company
One Boston Place
Boston, Massachusetts 02108

Ladies and Gentlemen:

         ENDEAVOR SERIES TRUST, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), hereby supplements its agreement with BOSTON SAFE DEPOSIT AND TRUST COMPANY, a trust company organized under the laws of the Commonwealth of Massachusetts (the "Custodian"), as follows:

         1. Compensation. Pursuant to Section 3(b) of the Custody Agreement dated March 28, 1991 (the "Agreement"), the Trust and the Custodian hereby agree that the SELECT 50 PORTFOLIO (the "Portfolio"), a new series of the Trust, created and designated in accordance with the Trust's Master Trust Agreement, shall be, considered a Portfolio of the Trust under the terms of the Agreement, and that the Domestic and Global Fee Schedules currently in effect, and as may be amended from time to time, under the Agreement shall apply to the Portfolio, as of the date and year first written above.

         2. Limitation of Liability. The term "Endeavor Series Trust" means and refers to the Trustees from time to time serving under the Agreement and Declaration of Trust dated November 18, 1988, as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust, as provided in the Agreement and Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally,





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but shall bind only the trust property of the Trust as provided in its Agreement and Declaration of Trust.


         If the foregoing is acceptable to you, kindly indicate your acceptance by signing and returning the enclosed copy of this Supplement.

                                    Very truly yours,

                                    ENDEAVOR SERIES TRUST

                                    By: /s/Vincent J. McGuinness, Jr.
                                          -----------------------------

                                    Title:  President

Accepted and Agreed to:

BOSTON SAFE  DEPOSIT AND TRUST COMPANY

By: /s/Christopher Healy
      -------------------------------
      Vice President






















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                                                APPENDIX A


         I, Ronna Rowe, Secretary of the ENDEAVOR SERIES TRUST, a Massachusetts business trust (the "Trust"), do hereby certify that:

         The following individuals have been duly authorized as Authorized Persons to give Oral Instructions and Written Instructions on behalf of the Trust and the signatures set forth opposite their respective names are their true and correct signatures:


         Name                                                          Signature

Chris Healy

Craig Labrecques

Ronald Reed

Doreen L. Rock

Tanya Vecchi

David DeSantis









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                                                APPENDIX A


         I,  Pamela   Shelton,   Secretary  of  the  ENDEAVOR  SERIES  TRUST,  a
Massachusetts business trust (the "Trust"), do hereby certify that:

         The following individuals serve in the following positions with the Trust and each individual has been duly elected or appointed to each such position and qualified therefor in conformity with the Trust's Declaration of Trust and the signatures set forth opposite their respective names are their true and correct signatures:


         Name                       Position                           Signature

James R. McInnis                    President

Norman Ridley                       Vice President

Ronald E. Robison                   Vice President

James M. Goldberg                   Vice President

Keith H. Wood                       Vice President

Richard D. Muckart                  Vice President

Eileen Rominger                     Vice President

Eric V. Retzlaff                    Chief Financial Officer


Pamela Shelton                      Secretary

Patricia L. Bickimer                Assistant Secretary

Scott C. Blair                      Assistant Treasurer






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                                               FEE SCHEDULE

                                                SCHEDULE A

                                          ENDEAVOR SERIES TRUST



1.       Safekeeping

         A.       Domestic Assets                               Annual Fee

                  All domestic assets                             .02 of 1%

         B.       International Assets                          Annual Fee

                  All international assets                        .15 of 1%


2.       Portfolio Transactions

         Type                                                   Per Transaction
         ----                                                   ---------------
         DTC/Fed Book Entry                                             $ 12
         Repurchase Agreement - depository eligible                       12
         GNMA Paydown                                                     12
         Repurchase Agreement - non-depository                            17
         Options/Futures                                                  25
         Physical Settlement                                              30
         Commercial Paper                                                 30
         Euro CD's (London)                                               30
         Foreign Securities                                               40






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                                            CUSTODY AGREEMENT

                                          OUT-OF-POCKET EXPENSES

                                                SCHEDULE B

         Reimbursable out-of-pocket expenses will be added to each monthly invoice and will include, but are not limited to, such customary items as telephone, wire charge ($5.50 per wire), postage, insurance, pricing services, courier services and duplicating charges.






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